                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 1, 1999





                               TELXON CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                    0-11402                  74-1666060
(STATE OR OTHER JURISDICTION       (COMMISSION              (IRS EMPLOYER
     OF INCORPORATION)             FILE NUMBER)           IDENTIFICATION NO.)

                   3330 WEST MARKET STREET, AKRON, OHIO 44333
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

         ISSUER'S TELEPHONE NUMBER, INCLUDING AREA CODE: (330) 664-1000

                                 Not applicable
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5.  OTHER EVENTS.

          On July 1, 1999, Telxon Corporation (the "Company" or the "Registrant") issued a press release announcing the extension of waivers under its revolving credit facility and separate business purpose revolving promissory note, effective through August 30, 1999, and certain related amendments to the underlying credit agreements. The press release also reported that the filing of the Company's Form 10-K for the fiscal year ended March 31, 1999 would be delayed beyond its June 29,1999 due date pending the completion of the closing of the Company's fourth fiscal quarter and the annual audit of its fiscal 1999 financial statements.

          A copy of the press release discussing the above and certain related matters, as well as of the waiver and amendment agreements relating to the credit facilities discussed in the press release, are included as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (c) Exhibits.

                  10.3.1.a Third Waiver Extension Agreement and Amendment No. 5, dated as of June 29, 1999, to the Credit Agreement, dated as of March 8, 1996, by and among the Registrant, the Lenders party thereto, and The Bank of New York, as Issuer, Swing Line Lender and Agent.

                  10.3.2.a Third Further Consent and Note Modification Agreement, dated as of June 29, 1999, given under the Business Purpose Revolving Promissory Note, dated August 4, 1998, by the Registrant in favor of Bank One, NA.

                  99 Press Release issued by the Registrant on July 1, 1999.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TELXON CORPORATION


Date:  July 6, 1999                     By: /s/ Glenn S. Hansen
                                            -------------------
                                            Glenn S. Hansen
                                            Vice President, Legal Administration
                                              and Corporate Counsel

                                INDEX TO EXHIBITS

                  10.3.1.a Third Waiver Extension Agreement and Amendment No. 5, dated as of June 29, 1999, to the Credit Agreement, dated as of March 8, 1996, by and among the Registrant, the Lenders party thereto, and The Bank of New York, as Issuer, Swing Line Lender and Agent, filed herewith.

                  10.3.2.a Third Further Consent and Note Modification Agreement, dated as of June 29, 1999, given under the Business Purpose Revolving Promissory Note, dated August 4, 1998, by the Registrant in favor of Bank One, NA, filed herewith.

                  99 Press Release issued by the Registrant on July 1, 1999, filed herewith.